Report of Independent Registered Public Accounting
Firm

To the Board of Trustees and Shareholders of
Nationwide Global Equity Fund and Nationwide High
Yield Bond Fund:

In planning and performing our audits of the financial
statements of the Nationwide Global Equity Fund and
Nationwide High Yield Bond Fund (formerly UBS Global
Equity Fund and UBS High Yield Fund, hereafter referred
to as the ?Funds?) as of and for the year ended June 30,
2013, in accordance with the standards of the Public
Company Accounting Oversight Board (United States), we
considered the Funds? internal control over financial
reporting, including controls over safeguarding
securities, as a basis for designing our auditing
procedures for the purpose of expressing our opinions on
the financial statements and to comply with the
requirements of Form N-SAR, but not for the purpose of
expressing an opinion on the effectiveness of the Funds?
internal control over financial reporting.  Accordingly,
we do not express an opinion on the effectiveness of the
Funds? internal control over financial reporting.

Management of the Funds is responsible for establishing
and maintaining effective internal control over financial
reporting.  In fulfilling this responsibility, estimates
and judgments by management are required to assess the
expected benefits and related costs of controls.  A
company?s internal control over financial reporting is a
process designed to provide reasonable assurance regarding
the reliability of financial reporting and the preparation
of financial statements for external purposes in accordance
with generally accepted accounting principles.  A company's
internal control over financial reporting includes those
policies and procedures that (1) pertain to the maintenance
of records that, in reasonable detail, accurately and
fairly reflect the transactions and dispositions of the
assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with
authorizations of management and trustees of the company;
and (3)  provide reasonable assurance regarding prevention
or timely detection of unauthorized acquisition, use or
disposition of a company?s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over
financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of effectiveness to
future periods are subject to the risk that controls may
become inadequate because of changes in conditions, or that
the degree of compliance with the policies or procedures
may deteriorate.

A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies, in internal
control over financial reporting, such that there is a
reasonable possibility that a material misstatement of
the Funds? annual or interim financial statements will not
be prevented or detected on a timely basis.

Our consideration of the Funds? internal control over
financial reporting was for the limited purpose described
in the first paragraph and would not necessarily disclose
all deficiencies in internal control over financial
reporting that might be material weaknesses under standards
established by the Public Company Accounting Oversight Board
(United States).  However, we noted no deficiencies in the
Funds? internal control over financial reporting and its
operation, including controls over safeguarding securities
that we consider to be material weaknesses as defined above
as of June 30, 2013.

This report is intended solely for the information and use
of management and the Board of Trustees of Nationwide Mutual
Funds and the Securities and Exchange Commission and is not
intended to be and should not be used by anyone other than
these specified parties.

Philadelphia, Pennsylvania

August 28, 2013